Exhibit 99.3

PRESS RELEASE For Immediate Release

Monolithic Power Systems Announces

$500 Million Stock Repurchase Program

KIRKLAND, WASHINGTON, February 6, 2025-- Monolithic Power Systems, Inc. (“MPS”) (Nasdaq: MPWR), a global company that provides high-performance, semiconductor-based power electronics solutions, today announced its Board of Directors has approved a new stock repurchase program that authorizes MPS to repurchase up to $500 million in the aggregate of its common stock, which will expire on February 4, 2028.

Shares of common stock repurchased under the program will be retired. As of December 31, 2024, MPS had cash, cash equivalents and short-term investments of $862.9 million, and 47.8 million shares of common stock outstanding.

Stock repurchases under the program may be made through open market repurchases, privately negotiated transactions or other structures in accordance with applicable state and federal securities laws, at times and in amounts as management deems appropriate. The timing and the number of any repurchased common stock will be determined by MPS’s management based on its evaluation of market conditions, legal requirements, share price, and other factors. Repurchases of common stock may be made under a Rule 10b5-1 plan. The repurchase program does not obligate MPS to purchase any particular number of shares and may be suspended, modified, or discontinued at any time without prior notice.

Safe Harbor Statement

This news release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements with respect to the intention to make purchases under the repurchase program. These forward-looking statements are based on MPS’s current expectations, estimates and projections about MPS’s business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “forecasts,” “intends,” “believes,” “plans,” “may,” “will,” or “continue,” and similar expressions and variations or negatives of these words. All such statements are subject to certain risks, assumptions and uncertainties, including the risk that MPS does not effect any or all of the repurchases under the repurchase program, the risk that repurchases are not made at favorable prices, the risk that the repurchase program is suspended or terminated, the risk that the intended benefits of the repurchase program are not realized and those risks described under the caption “Risk Factors” and elsewhere in MPS’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Qs, and in other documents that MPS files or furnishes with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially and adversely from those projected, and may affect MPS’s future operating results, financial position and cash flows. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by law, MPS does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement after the initial distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

About Monolithic Power Systems

Monolithic Power Systems, Inc. is a fabless global company that provides high-performance, semiconductor-based power electronics solutions. MPS’s mission is to reduce energy and material consumption to improve all aspects of quality of life and create a sustainable future. Founded in 1997 by our CEO Michael Hsing, MPS has three core strengths: deep system-level knowledge, strong semiconductor design expertise, and innovative proprietary technologies in the areas of semiconductor processes, system integration, and packaging. These combined advantages enable MPS to deliver reliable, compact, and monolithic solutions that are highly energy-efficient, cost-effective, and environmentally responsible while providing a consistent return on investment to our stockholders. MPS can be contacted through its website at www.monolithicpower.com or its support offices around the world.

Monolithic Power Systems, MPS, and the MPS logo are registered trademarks of Monolithic Power Systems, Inc. in the U.S. and trademarked in certain other countries.

Contact:

Bernie Blegen

Executive Vice President and Chief Financial Officer

Monolithic Power Systems, Inc.

408-826-0777

MPSInvestor.Relations@monolithicpower.com